CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 333-141136 on Form N-4 of our report dated February 29, 2008, relating to the financial statements and financial highlights of Separate Account A, comprised of Small-Cap Growth (formerly Fasciano Small Equity), International Value, International Small-Cap, Equity Index, Small-Cap Index, Diversified Research, Equity, American Funds® Growth-Income, American Funds Growth, Large-Cap Value, Technology, Short Duration Bond, Floating Rate Loan, Diversified Bond, Growth LT, Focused 30, Health Sciences, Mid-Cap Value, Large-Cap Growth, International Large-Cap, Small-Cap Value, Multi-Strategy, Main Street® Core, Emerging Markets, Managed Bond, Inflation Managed, Money Market, High Yield Bond, Comstock, Mid-Cap Growth, Real Estate, Small-Cap Equity (formerly VN Small-Cap Value), JP Morgan Insurance Trust Core Bond, JP Morgan Insurance Trust Equity Index, JP Morgan Insurance Trust Diversified Equity, and JP Morgan Insurance Trust Intrepid Growth Variable Accounts, appearing in the Annual Report on Form N-30D of Separate Account A of Pacific Life & Annuity Company for the year ended December 31, 2007, and to the reference to us under the heading “Independent Registered Public Accounting Firm and Independent Auditors” in the Statement of Additional Information, which is part of such Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California
April 25, 2008

CONSENT OF INDEPENDENT AUDITORS
We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-141136 on Form N-4 of our report dated March 24, 2008 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to changes in the method of accounting and reporting for deferred acquisition costs in connection with modifications or exchanges of insurance contracts), relating to the financial statements of Pacific Life & Annuity Company appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading “Independent Registered Public Accounting Firm and Independent Auditors” in the Statement of Additional.
/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California
April 25, 2008